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American Century Government Income Trust
Exhibit 77C
For the period ending 09/30/2007


77C.

A special meeting of shareholders was held on July 27, 2007 to vote on the following proposal. The proposal received the required number of votes of the American Century Government Income Trust, or the
applicable fund and was adopted. A summary of voting results is listed below the proposal.

PROPOSAL 1:

To elect eight Trustees to the Board of Trustees of American Century Government Income Trust(the
proposal was voted on by all shareholders of funds issued by American Century Government Income Trust):

John Freidenrich                     For:                          4,463,121,891
                                     Withhold:                      95,041,854
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Ronald J. Gilson                     For:                          4,465,283,403
                                     Withhold:                     92,880,342
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Kathryn A. Hall                      For:                          4465340375
                                     Withhold:                     92,823,370
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Myron S. Scholes                     For:                          4,464,439,280
                                     Withhold:                      93,724,466
                                     Abstain:                       0
                                     Broker Non-Vote:               0

John B. Shoven                       For:                          4,464,072,557
                                     Withhold:                     94,091,189
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Jeanne D. Wohlers                    For:                          4,465,684,896
                                     Withhold:                     92,478,849
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Peter F. Pervere                     For:                          4,465,230,900
                                     Withhold:                     92,932,845
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Jonathan S. Thomas                   For:                          4,467,619,149
                                     Withhold:                     90,544,597
                                     Abstain:                       0
                                     Broker Non-Vote:               0

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